 EXHIBIT 10.1

CONTRIBUTION AGREEMENT

BY AND AMONG

EL PASO CORPORATION

EL PASO SNG HOLDING COMPANY, L.L.C.

EPPP SNG GP HOLDINGS, L.L.C.

SOUTHERN NATURAL GAS COMPANY

EL PASO NORIC INVESTMENTS III, L.L.C.

COLORADO INTERSTATE GAS COMPANY

EPPP CIG GP HOLDINGS, L.L.C.

EL PASO PIPELINE PARTNERS, L.P.

AND

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

June 29, 2011

i

ii

10.8	Severability	41
10.9	Interpretation	41
10.10	Headings and Disclosure Schedules	41
10.11	Multiple Counterparts	41
10.12	Action by Partnership Parties	41
10.13	Limitation on Recourse	42

Disclosure Schedules

Exhibit A                      Form of Contribution, Conveyance and Assumption Agreement

Exhibit B                      Form of Certificate of Non-Foreign Status

iii

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made and entered into as of  June 29, 2011, by and among El Paso Corporation, a Delaware corporation (“El Paso”), El Paso SNG Holding Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso (“EP SNG”), Southern Natural Gas Company, a Delaware general partnership (“SNG”), El Paso Noric Investments III, L.L.C., a Delaware limited liability company and indirect wholly-owned subsidiary of El Paso (“EP Noric”), Colorado Interstate Gas Company, a Delaware general partnership, (“CIG”), El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of the Partnership (the “Operating Company”), EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Partnership (“EPPP CIG”) and EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Partnership (“EPPP SNG”).  El Paso, EP SNG and EP Noric are referred to herein as the “Contributing Parties,” the Partnership, the Operating Company, EPPP CIG and EPPP SNG are referred to herein collectively as the “Partnership Parties” and the Contributing Parties, Partnership Parties, CIG and SNG are referred to herein collectively as the “Parties.”

R E C I T A L S:

WHEREAS,  EP SNG owns a 15% general partner interest in SNG and EPPP SNG owns an 85% general partner interest in SNG; and

WHEREAS,  EP Noric owns a 42% general partner interest in CIG and EPPP CIG owns a 58% general partner interest in CIG; and

WHEREAS, pursuant to the Contribution Agreement (defined below), the Contributing Parties desire to contribute, transfer and convey to the Partnership Parties (i) a 15% general partner interest in SNG (the “SNG Subject Interest”), and (ii) a 28% general partner interest in CIG (the “CIG Subject Interest” and, together with the SNG Subject Interest, the “Subject Interest”) in exchange for total consideration of $745 million (as may be adjusted pursuant to this Agreement, the “Consideration”), which shall be paid in the form of the cash amount specified in Section 2.2; and

WHEREAS, after giving effect to the completion of the contribution of the Subject Interest referred to above pursuant to the terms of this Agreement and the Contribution Agreement, EPPP SNG will own an 85% partnership interest in SNG, EP Noric will own a 14% partnership interest in CIG, and EPPP CIG will own an 86% partnership interest in CIG and a 15% partnership interest in SNG;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1  Definitions.

The terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings specified herein, with each such definition equally applicable to both singular and plural forms of the terms so defined:

“Additional Distribution Amount” means 15% of any cash distributions made by SNG and 28% of any cash distributions made by CIG, in each case, attributable to their operations on or after the Effective Time and distributed on or after the Effective Time and prior to Closing.  For the avoidance of doubt, (i) distributions attributable to the first quarter of 2011 and made on April 29, 2011 will not be given effect in the calculation of any Additional Distribution Amount and (ii) in the event that Closing occurs on a distribution date (but after the Closing) and El Paso receives either (i) 15%  of any distribution made by SNG or (ii) 42% of any distribution made by CIG, such distributions will be given effect in the calculation of any Additional Distribution Amount.

“Affiliate,” when used with respect to a Person, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person.

“Agreement” has the meaning assigned to such term in the preamble.

“Ancillary Documents” means the Contributing Parties Ancillary Documents and the Partnership Ancillary Documents.

“Applicable Law” has the meaning assigned to such term in Section 3.3(a).

“Associated Employees” has the meaning assigned to such term in Section 3.18(a).

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Houston, Texas are authorized or obligated by law to close.

“Capital Contribution Adjustment Amount” means, for each of CIG and SNG, an amount equal to 28% and 15%, respectively, of the sum of all Capital Contributions (as such term is defined in the Existing CIG Partnership Agreement and Existing SNG Partnership Agreement, as applicable) made pursuant to Capital Calls (as such term is defined in the Existing CIG Partnership Agreement and Existing SNG Partnership Agreement, respectively) on or after the Effective Time and prior to the Closing Date; provided however that the Capital Contributions made on April 29, 2011 with respect to operations for the first quarter of 2011 are not to be given effect in the calculation of any Capital Contribution Adjustment Amount.

“Ceiling Amount” has the meaning assigned to such term in Section 9.10(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act.

“CIG” has the meaning assigned to such term in the preamble.

“CIG 10-K” has the meaning assigned to such term in Section 3.5.

“CIG Entities” means (i) CIG, (ii) any subsidiary (direct or indirect) of CIG and (iii) any Person in which CIG or any subsidiary of CIG owns an equity interest constituting 50% or more of the outstanding voting interests of such Person.

   “CIG Subject Interest” has the meaning assigned to such term in the Recitals.

“Closing” has the meaning assigned to such term in Section 2.1.

“Closing Date” has the meaning assigned to such term in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

“Conflicts Committee” has the meaning assigned to such term in the Partnership Agreement.

“Consideration” has the meaning assigned to such term in the Recitals.

“Contributing Indemnified Parties” has the meaning assigned to such term in Section 9.2.

“Contributing Parties” has the meaning assigned to such term in the preamble.

“Contributing Parties Aggregated Group” has the meaning assigned to such term in Section 3.18(e).

“Contributing Parties Ancillary Documents” means each agreement, document or certificate to be delivered by the Contributing Parties at Closing pursuant to Section 2.3(b), including the Contribution Agreement.

“Contributing Parties Closing Certificate” has the meaning assigned to such term in Section 6.1(a).

“Contribution Agreement” has the meaning assigned to such term in Section 2.1.

“Control” and its derivatives, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

“Damages” means liabilities and obligations, including all losses, deficiencies, costs, expenses, fines, interest, expenditures, claims, suits, proceedings, judgments, damages, and reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation.

“Debt Amount” means, with respect to the relevant Person, determined in accordance with GAAP, the sum of such Person’s liabilities for indebtedness for borrowed money, capital leases and other transactions reflected on a balance sheet prepared in accordance with GAAP as financing transactions, in each case whether classified as a current or a non-current liability.

“Deductible Amount” has the meaning assigned to such term in Section 9.10(a).

“Disclosure Schedules” means the disclosure schedules to this Agreement.

“Effective Time” means 12:01 a.m., Houston, Texas time, on April 1, 2011.

“El Paso” has the meaning assigned to such term in the preamble.

“Environmental Laws” means any federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees that regulate or otherwise pertain to the protection of the environment, including the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, permitting, migration, storage, release, transportation, disposal, remediation, manufacture, processing or distribution of Hazardous Materials that are or may present a threat to the environment, including the following laws, as amended as of the Effective Time and interpreted by the highest court of competent jurisdiction through the Effective Time:  (i) the Resource Conservation and Recovery Act; (ii) the Clean Air Act; (iii) CERCLA; (iv) the Federal Water Pollution Control Act; (v) the Safe Drinking Water Act; (vi) the Toxic Substances Control Act; (vii) the Emergency Planning and Community Right-to Know Act; (viii) the National Environmental Policy Act; (ix) the Pollution Prevention Act of 1990; (x) the Oil Pollution Act of 1990; (xi) the Hazardous Materials Transportation Act and (xii) all rules, regulations, orders, judgments, decrees promulgated or issued with respect to the foregoing Environmental Laws by Governmental Authorities with jurisdiction in the premises.  The term “Environmental Laws” does not include operating practices or standards that may be employed or adopted by other industry participants or recommended by a Governmental Authority that are not required by such federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees.

“Environmental Permits” has the meaning assigned to such term in Section 3.11.

“EP Noric” has the meaning assigned to such term in the preamble.

“EP SNG” has the meaning assigned to such term in the preamble.

“EPPP CIG” has the meaning assigned to such term in the preamble.

“EPPP SNG” has the meaning assigned to such term in the preamble.

“ERISA” has the meaning ascribed to such term in Section 3.18(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing CIG Partnership Agreement” means the General Partnership Agreement, dated November 1, 2007, as amended by that First Amendment to General Partnership Agreement, dated September 30, 2008, of CIG and by that Second Amendment to the General Partnership Agreement, dated July 24, 2009, of CIG.

“Existing SNG Partnership Agreement” means the General Partnership Agreement, dated November 1, 2007, of SNG, as amended by that certain First Amendment to General Partnership Agreement, dated September 30, 2008, of SNG, by that certain Second Amendment to the General Partnership Agreement, dated June 23, 2010, of SNG, by that Third Amendment to the General Partnership Agreement, dated June 30, 2010, of SNG, by that Fourth Amendment to the General Partnership Agreement, dated November 19, 2010, of SNG, and by that Fifth Amendment to the General Partnership Agreement, dated March 14, 2011, of SNG.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Statements” has the meaning assigned to such term in Section 3.5(a).

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means the general partner of the Partnership, which as of the Effective Time and the date of this Agreement is El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso.

“Governmental Authority” means any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality.

“Hazardous Materials” means any substance, whether solid, liquid, or gaseous:  (i) which is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “solid waste,” “hazardous substance,” “toxic substance,” “pollutant,” or “contaminant,” or otherwise classified or regulated or subject to liability in or pursuant to any Environmental Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) which causes or threatens to cause contamination, nuisance with respect to any properties, or a hazard to the environment or to the health or safety of persons on or about any properties.

“Indemnity Claim” has the meaning assigned to such term in Section 9.5.

“Knowledge,” as used in this Agreement with respect to a Party, means the actual knowledge of that Party’s designated personnel.  The designated personnel for the Contributing Parties are James Yardley, James Cleary, Norman Holmes, J.R. Sult, Katherine Murray, Thomas Hutchins and Michael J. Varagona.  The designated personnel for the Partnership Parties are James Yardley, James Cleary, Norman Holmes, J.R. Sult, Katherine Murray, Thomas Hutchins and Michael J. Varagona.

“Lien” means any mortgage, deed of trust, lien, security interest, pledge, conditional sales contract, charge, right of first refusal, drag-along or tag-along right or other encumbrance.

“Material Adverse Effect” means any change, effect, event, occurrence, condition or other circumstance that (a) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of any SNG Entity, CIG Entity or the Subject Interest, other than any such change, effect, event, occurrence, condition or other circumstance affecting (i) the interstate natural gas transportation industry generally (including any change in the prices of natural gas, natural gas liquids or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law), (ii) the United States or global general market, economic, financial or political conditions or (iii) the transactions contemplated in this Agreement, provided that in the case of clauses (i) and (ii) the impact on any SNG Entity or any CIG Entity is not materially disproportionate to the impact on other large interstate natural gas pipeline companies, or (b) hinders, delays or impedes the ability of the Contributing Parties or any SNG Entity or CIG Entity to perform its obligations under the Agreement or the Contributing Party Ancillary Documents or to consummate the transactions contemplated by this Agreement or the Contributing Party Ancillary Documents.

“Material Contract” has the meaning assigned to such term in Section 3.13(b).

“NGA” has the meaning assigned to such term in Section 3.15(b).

“Notice” has the meaning assigned to such term in Section 10.2.

“Operating Company” has the meaning assigned to such term in the preamble.

“Ownership Percentage” means with respect to (i) the Partnership Parties, 85% with respect to SNG, and 58% with respect to CIG and (ii) the Contributing Parties, 15% with respect to SNG, and 42% with respect to CIG.

“Parties” has the meaning assigned to such term in the preamble.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 21, 2007, as amended by Amendment No. 1 dated July 28, 2008.

“Partnership Ancillary Documents” means each agreement, document or certificate, including the Contribution Agreement, to be delivered by the Partnership Parties at Closing pursuant to Section 2.3(c).

“Partnership Indemnified Parties” has the meaning assigned to such term in Section 9.1.

“Partnership Material Adverse Effect” means any change, effect, event, occurrence, condition or other circumstance that (a) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of any Partnership Party, other than any such change, effect, event, occurrence, condition or other circumstance affecting (i) the interstate natural gas transportation industry generally (including any change in the prices of natural gas, natural gas liquids or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law), (ii) the United States or global general market, economic, financial or political conditions or (iii) the transactions contemplated in this Agreement, provided that in the case of clauses (i) and (ii) the impact on the Partnership Parties is not materially disproportionate to the impact on other large interstate natural gas pipeline companies, or (b) hinders, delays or impedes the ability of any Partnership Party to perform its obligations under this Agreement or the Partnership Ancillary Documents or to consummate the transactions contemplated by this Agreement or any Partnership Ancillary Document.

“Partnership Parties” has the meaning assigned to such term in the preamble.

“Partnership Parties Closing Certificate” has the meaning assigned to such term in Section 6.2.

“Permits” has the meaning assigned to such term in Section 3.12.

“Permitted Liens” means all: (i) to the extent no amounts secured thereby are past due or are being contested in good faith by appropriate proceedings and as to which adequate reserves, if any, have been established, mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens entered into in the ordinary course of business consistent with past practices, if any, that do not materially detract from the value of or materially interfere with the use of any of any CIG Entity’s or SNG Entity’s assets subject thereto; (ii) to the extent no amounts secured thereby are past due or are being contested in good faith by appropriate proceedings, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practices; (iii) title defects, rights of use, rights-of-way, permits, licenses, servitudes, sub-surface leases, grazing rights, logging rights, and easements (including the right to operate and maintain ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures on, over or through any of any CIG Entity’s or SNG Entity’s assets), if any, that, individually or in the aggregate, do not or would not impair in any material respect the use or occupancy of any CIG Entity’s or SNG Entity’s assets, taken as a whole, (iv) Liens for Taxes that are not due and payable, that may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings and as to which adequate reserves, if any, have been established; and (v) liens supporting surety bonds, performance bonds and similar obligations issued in connection with any CIG Entity’s or SNG Entity’s businesses.

“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or Governmental Authority.

“Plans” has the meaning assigned to such term in Section 3.18(b).

“SEC” means the Securities and Exchange Commission.

“SEC Contract” has the meaning assigned to such term in Section 3.13(a).

“SEC Reports” has the meaning assigned to such term in Section 3.19.

“SNG” has the meaning assigned to such term in the preamble.

“SNG 10-K” has the meaning assigned to such term in Section 3.5(a).

“SNG Entities” means (i) SNG, (ii) any subsidiary (direct or indirect) of SNG and (iii) any Person in which SNG or any subsidiary of SNG owns an equity interest constituting 50% or more of the outstanding voting equity interests of such Person.

   “SNG Subject Interest” has the meaning assigned to such term in the Recitals.

   “Subject Interest” has the meaning assigned to such term in the Recitals.

“Tax” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing.

“Tax Items” has the meaning assigned to such term in Section 7.2(a).

“Tax Losses” has the meaning assigned to such term in Section 7.1(a).

“Tax Return” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“Taxing Authority” means, with respect to any Tax, the governmental body, entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Transfer Taxes” has the meaning assigned to such term in Section 7.4.

1.2  Construction.

In construing and interpreting this Agreement: (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Disclosure Schedule,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, Disclosure Schedule, Exhibit, preamble or recitals hereto; (e) all references to “shall” shall mean “will,” and vice versa; (f) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter, as well as the singular and the plural; (g) references to a Party include its permitted successors and assigns; and (h) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE 2
CONTRIBUTION AND CLOSING

2.1  Contribution.

At the closing of the transactions contemplated hereby (the “Closing”), the Contributing Parties shall contribute the Subject Interest to the Partnership Parties, as more specifically set forth in that certain Contribution, Conveyance and Assumption Agreement to be entered into by and among the Parties and El Paso CNG Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso, at the Closing (the “Contribution Agreement”) in substantially the form attached as Exhibit A hereto.

2.2  Consideration.

(a)	The Consideration shall consist of $745 million in immediately available funds, provided that the $745 million shall be subject to adjustment pursuant to Sections 2.4.

(b)	The Consideration shall be paid at the Closing by wire or interbank transfer of immediately available funds to the account(s) specified by the Contributing Parties.

2.3  Closing and Closing Deliveries.

(a)
The Closing of the contribution of the Subject Interest pursuant to this Agreement and the Contribution Agreement will be held at the offices of El Paso Corporation, 1001 Louisiana Street, 15th Floor, Houston, Texas 77002 on or before the second Business Day following satisfaction or waiver of the conditions to Closing set forth in Article 6, commencing at 9:00 a.m., Houston, Texas time, or such other place, date and time as may be mutually agreed upon by the Parties. The “Closing Date,” as referred to herein, shall mean the date of the Closing.

(b)	At the Closing, the Contributing Parties shall deliver, or cause to be delivered, to the Partnership Parties the following:

(i)	A counterpart of the Contribution Agreement, duly executed by the Contributing Parties;

(ii)	The Contributing Parties Closing Certificate, duly executed by, or on behalf of, the Contributing Parties;

(iii)	A certificate of good standing of recent date of each of CIG and SNG;

(iv)	A counterpart of the amendment to the Existing SNG Partnership Agreement, duly executed by each Partnership Party that is a party thereto;

(v)	A counterpart of the amendment to the Existing CIG Partnership Agreement, duly executed by each Contributing Party that is a party thereto;

(vi)
A Certificate of Non-Foreign Status substantially in the form of Exhibit B certifying that El Paso is not a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder; and

(vii)
Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Partnership Parties prior to the Closing Date to carry out the intent and purposes of this Agreement.

(c)	At the Closing, the Partnership Parties shall deliver, or cause to be delivered, to the Contributing Parties the following:

(i)	A counterpart of the Contribution Agreement, duly executed by each Partnership Party;

(ii)	The Consideration as provided in Section 2.2(a) as may be adjusted by Section 2.4;

(iii)	The Partnership Parties Closing Certificate, duly executed by, or on behalf of, each of the Partnership Parties;

(iv)	A counterpart of the amendment to the Existing SNG Partnership Agreement, duly executed by each Partnership Party that is a party thereto;

(v)	A counterpart of the amendment to the Existing CIG Partnership Agreement, duly executed by each Partnership Party that is a party thereto; and

(vi)
Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Contributing Parties prior to the Closing Date to carry out the intent and purposes of this Agreement.

2.4  Consideration Adjustment.

The Consideration shall be adjusted (a) upward by an amount equal to the applicable Capital Contribution Adjustment Amount and (b) downward by the applicable Additional Distribution Amount.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE CONTRIBUTING PARTIES

The Contributing Parties hereby represent and warrant to the Partnership Parties as follows:

3.1  Organization.

(a)
El Paso is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted. EP SNG and EP Noric are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite limited liability company power and authority to own, operate and lease their properties and assets and to carry on their business as now conducted.

(b)
To the Contributing Parties’ Knowledge, (i) each CIG Entity and each SNG Entity is duly organized or formed, as applicable, and validly existing under the laws of the state of its organization or formation, as applicable, and has all requisite corporate, partnership or limited liability power and authority, as applicable, to own, operate and lease its properties and assets and to carry on its business as now conducted and (ii) each CIG Entity and each SNG Entity is duly licensed or qualified to do business in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

3.2  Authority and Approval.

(a)
Each of the Contributing Parties has full corporate or limited liability company power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the Contributing Parties have been duly authorized and approved by all requisite corporate or limited liability company action of the Contributing Parties.  This Agreement has been duly executed and delivered by the Contributing Parties and constitutes the valid and legally binding obligation, enforceable against the Contributing Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)
Each of the Contributing Parties has full corporate or limited liability company power and authority to execute and deliver each of the Contributing Parties Ancillary Documents to which it is a party, to consummate the transactions contemplated thereby and to perform all of the terms and conditions thereof to be performed by it.  The execution and delivery of each of the Contributing Parties Ancillary Documents, the consummation of the transactions contemplated thereby and the performance of all of the terms and conditions thereof to be performed by the Contributing Parties which is a party thereto have been duly authorized and approved by all requisite corporate or limited liability company action.  When executed and delivered by each of the parties party thereto, each of the Contributing Parties Ancillary Documents will constitute a valid and legally binding obligation of the Contributing Parties enforceable against each such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3  No Conflict; Consents.

Except as set forth on Disclosure Schedule 3.3:

(a)
the execution, delivery and performance of this Agreement by the Contributing Parties or the execution, delivery and performance by the Contributing Parties of any of the Contributing Parties’ Ancillary Documents will not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificate of incorporation, certificate of formation, limited liability company agreement, bylaws or equivalent governing instruments of any of the Contributing Parties, or to the Contributing Parties’ Knowledge, any CIG Entity or SNG Entity, (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to any of the Subject Interest, the Contributing Parties or, to the Contributing Parties’ Knowledge, any CIG Entity,  SNG Entity or any CIG Entity’s or SNG Entity’s assets or business (“Applicable Law”); (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other agreement or instrument to which any of the Contributing Parties or, to the Contributing Parties’ Knowledge, any CIG Entity or SNG Entity is a party or by which it or any of its assets are bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on the Subject Interest or, to the Contributing Parties’ Knowledge, any CIG Entity’s or SNG Entity’s assets, except in the case of clauses (ii) or (iii) for those items which, individually or in the aggregate, would not have a Material Adverse Effect; and

(b)
no consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by the Contributing Parties or, to the Contributing Parties’ Knowledge, CIG or SNG in connection with the execution, delivery, and performance of this Agreement and the Contributing Parties Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate, would not have a Material Adverse Effect (including such consents, approvals, orders or Permits that are not customarily obtained prior to the Closing) and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing.

3.4  Capitalization; Title to Subject Interest.

Except as set forth in Disclosure Schedule 3.4:

(a)
EP SNG owns beneficially and of record the SNG Subject Interest free and clear of all Liens (other than those arising pursuant to the terms of the Existing SNG Partnership Agreement and restrictions on transfer under applicable federal and state securities laws). The SNG Subject Interest is not subject to any agreements or understandings with respect to the voting or transfer of the SNG Subject Interest (except the contribution of the SNG Subject Interest contemplated by this Agreement and the Contribution Agreement, as may be contained in the Existing SNG Partnership Agreement and restrictions on transfer under applicable federal and state securities laws).  The SNG Subject Interest has been duly authorized and is validly issued and fully paid (to the extent required under the Existing SNG Partnership Agreement).

(b)
EP Noric owns beneficially and of record the CIG Subject Interest free and clear of all Liens (other than those arising pursuant to the terms of the Existing CIG Partnership Agreement and restrictions on transfer under applicable federal and state securities laws). The CIG Subject Interest is not subject to any agreements or understandings with respect to the voting or transfer of the CIG Subject Interest (except the contribution of the CIG Subject Interest contemplated by this Agreement and the Contribution Agreement, as may be contained in the Existing CIG Partnership Agreement and restrictions on transfer under applicable federal and state securities laws).  The CIG Subject Interest has been duly authorized and is validly issued and fully paid (to the extent required under the Existing CIG Partnership Agreement).

(c)
There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any similar rights issued or granted by, or binding upon any of the Contributing Parties or, to the Contributing Parties’ Knowledge, SNG or CIG to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in SNG or CIG, except the contribution of the Subject Interest as contemplated by this Agreement and the Contribution Agreement and as may be contained in the Existing CIG Partnership Agreement and Existing SNG Partnership Agreement.

3.5  Financial Statements; Internal Controls; Undisclosed Liabilities.

(a)
To the Contributing Parties’ Knowledge, the Annual Report on Form 10-K for the year ended December 31, 2010 filed by SNG (the “SNG 10-K”) and CIG (the “CIG 10-K”) with the SEC sets forth true and complete copies of the audited balance sheets as of December 31, 2009 and 2010 and audited statements of income, comprehensive income and partners’ equity, and statements of cash flow for the years ended December 31, 2008, 2009 and 2010 for SNG and CIG, as applicable, and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011 filed by SNG and CIG with the SEC sets forth the true and complete copies of the unaudited balance sheets as of March 31, 2011 and the unaudited statements of income, comprehensive income, and statements of cash flow for the quarterly periods ended March 31, 2010 and 2011  (the “Financial Statements”).  Except as set forth on Disclosure Schedule 3.5(a)(i), the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for changes in accounting principles disclosed therein) and present fairly the financial condition of SNG and CIG, as of such dates and the results of operations, as applicable, of SNG and CIG, or their accounting predecessors, for such periods.

(b)
There are no material liabilities or obligations related to the Subject Interest or, to the Contributing Parties’ Knowledge, any CIG Entity or SNG Entity (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would result in any such material liabilities or obligations, other than (i) liabilities or obligations reflected or reserved against in the Financial Statements or described in the footnotes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2010, (iii) liabilities or obligations arising under executory contracts entered into in the ordinary course of business consistent with past practice, (iv) liabilities not required to be presented by GAAP in unaudited financial statements, (v) liabilities or obligations under this Agreement, (vi) liabilities or obligations disclosed in Disclosure Schedule 3.5(b) and (vii) other liabilities which, in the aggregate, would not have a Material Adverse Effect.  This Section 3.5(b) does not include any matters with respect to Taxes, Environmental Laws or Permits; such matters are being addressed exclusively by Section 3.10, Section 3.11 and Section 3.12, respectively.

3.6  Working Capital.

As of the date of this Agreement and the Closing Date, to the Contributing Parties’ Knowledge, each of the CIG Entities and each of the SNG Entities have (and will have) a level of working capital that is adequate for its level of operations, consistent with past practices.

3.7  Title to Assets.

Except as set forth on Disclosure Schedule 3.7 and as would not, individually or in the aggregate, have a Material Adverse Effect, to the Contributing Parties’ Knowledge, each SNG Entity and each CIG Entity has good and valid title to its property interests and the assets used or necessary to conduct their respective businesses as presently conducted, free and clear of any Liens, except for Permitted Liens.

3.8  Litigation; Laws and Regulations.

Except as set forth on Disclosure Schedule 3.8 or in the footnotes to the Financial Statements:

(a)
There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the Contributing Parties’ Knowledge, threatened (a) against or affecting any SNG Entity or CIG Entity or their assets or businesses or the Subject Interest or (b) that (I) alleges the invalidity or unenforceability of any of the Contributing Parties’ obligations under this Agreement or any of the Contributing Parties’ Ancillary Documents or (II) seeks to prevent or delay the consummation by the Contributing Parties of the transactions contemplated by this Agreement or any of the Contributing Parties Ancillary Documents; or (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, (a) against or affecting, to the Contributing Parties’ Knowledge, any SNG Entity or CIG Entity or their assets or businesses or the Subject Interest, or (b) that (I) alleges the invalidity or unenforceability of any of the Contributing Parties’ obligations under this Agreement or any of the Contributing Parties Ancillary Documents or (II) seeks to prevent or delay the consummation by the Contributing Parties of the transactions contemplated by this Agreement or any of the Contributing Parties Ancillary Documents, except in each case of (i) and (ii) of this Section 3.8(a), for those items that would not, individually or in the aggregate, have a Material Adverse Effect.

(b)
To the Contributing Parties’ Knowledge, no SNG Entity or CIG Entity is in violation of or in default under any Applicable Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

This Section 3.8 does not include any matters with respect to Taxes, Environmental Laws or Permits; such matters are being addressed exclusively by Section 3.10, Section 3.11 and Section 3.12, respectively.

3.9  No Adverse Changes.

To the Contributing Parties’ Knowledge, except as set forth on Disclosure Schedule 3.9 or as described in the Financial Statements, since December 31, 2010:

(a)	there has not been a Material Adverse Effect applicable to any SNG Entity or CIG Entity;

(b)	the assets of each SNG Entity and each CIG Entity have been operated and maintained in the ordinary course of business consistent with past practices;

(c)
there has not been any material damage or destruction to any material portion of the assets of any SNG Entity or CIG Entity, other than such damage or destruction that has been repaired and such assets are available for service or operation in all material respects;

(d)	there has been no delay in, or postponement of, the payment of any liabilities by any SNG Entity or CIG Entity in excess of $5,000,000; and

(e)	there is no contract, commitment or agreement for SNG or CIG to do any of the foregoing.

3.10  Taxes.

Except as set forth in Disclosure Schedule 3.10 or as reflected on the Financial Statements or as would not have a Material Adverse Effect, to the Contributing Parties’ Knowledge, (a) the SNG Entities and the CIG Entities have filed, or the Contributing Parties and their Affiliates (other than the Partnership Parties) have caused to be filed, all Tax Returns required to be filed by each SNG Entity or each CIG Entity or with respect to their assets on a timely basis (taking into account all extensions of due dates); (b) all such Tax Returns filed by each SNG Entity and each CIG Entity were complete and correct; (c) all Taxes owed by each SNG Entity or each CIG Entity or with respect to their assets which are or have become due have been timely paid in full; (d) there are no Liens on the Subject Interest or any of the SNG Entity’s assets or any of the CIG Entity’s assets that arose in connection with any failure (or alleged failure) to pay any Tax on any such assets or with respect to the Subject Interest, other than Liens for Taxes not yet due and payable; and (e) there is no pending action, proceeding or, to the Knowledge of the Contributing Parties, investigation for the assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to any SNG Entity, CIG Entity or their assets.

3.11  Environmental Matters.

To the Contributing Parties’ Knowledge, except as set forth in Disclosure Schedule 3.11, as reflected on the Financial Statements, or as would not, individually or in the aggregate, have a Material Adverse Effect:  (i) each SNG Entity and each CIG Entity and their  assets, operations and businesses  are and have been in compliance with applicable Environmental Laws; (ii) each SNG Entity and each CIG Entity has no obligation to investigate, remediate, monitor or otherwise address (including paying for such action) the presence, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (iii) no SNG Entity, CIG Entity or their assets, operations and businesses are subject to any pending or threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state law); (iv) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by any SNG Entity and CIG Entity with respect to its assets, operations and businesses, by any Contributing Party under any Environmental Law (“Environmental Permits”) in connection with any SNG Entity’s or CIG Entity’s businesses or assets have been duly obtained or filed and are valid and currently in full force and effect; (v) each SNG Entity, each CIG Entity and each Contributing Party has complied in all material respects with the terms and conditions of such Environmental Permits; (vi) such Environmental Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement and the Contributing Parties’ Ancillary Documents or the consummation of the transactions contemplated hereby or thereby (including such Environmental Permits that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing); (vii) no proceeding is pending or threatened with respect to any alleged failure by the SNG Entities or CIG Entities to have any material Environmental Permit necessary for the operation of any SNG Entity’s or CIG Entity’s assets or the conduct of their business or to be in compliance therewith; and (viii) there has been no release of any Hazardous Material into the environment by any SNG Entity or CIG Entity at or from their assets, operations and businesses except in compliance with applicable Environmental Law.

3.12  Licenses; Permits.

To the Contributing Parties’ Knowledge, except as set forth in Disclosure Schedule 3.12, (a) the SNG Entities and the CIG Entities have all licenses, permits and authorizations (collectively, “Permits”) issued or granted by Governmental Authorities that are necessary for the conduct of the SNG Entities’ and CIG Entities’ businesses as they are now being conducted, (b) all such Permits are validly held by the SNG Entities and the CIG Entities and are in all material respects in full force and effect, (c) the SNG Entities and the CIG Entities have complied in all material respects with the terms and conditions of such Permits and (d) such SNG Entities’ and CIG Entities’ Permits, and to the Contributing Parties’ Knowledge, such other Permits, will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement and the Contributing Parties Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except as would not, individually or in the aggregate, have a Material Adverse Effect (including such Permits that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing).  With respect to the SNG Entities and CIG Entities, no proceeding is pending or threatened with respect to any alleged failure by such Person to have any material Permit necessary for the operation of any of the SNG Entities’ or CIG Entities’ assets or the conduct of their business or to be in compliance therewith.  This Section 3.12 does not include any matters with respect to Environmental Laws; such matters are being addressed exclusively by Section 3.11.

3.13  Contracts.

(a)
To the Contributing Parties’ Knowledge, the SNG 10-K and the CIG 10-K contain a true and complete listing of each contract and other agreement to which each SNG Entity or each CIG Entity, respectively, is a party that is required to be so listed by SNG or CIG pursuant to Item 601(b)(10) of Regulation S-K (each such contract or agreement being referred to herein as a “SEC Contract”).

(b)
The Contributing Parties have made available to the Partnership Parties a correct and complete copy of each SEC Contract and each contract or agreement to which any SNG Entity or any CIG Entity is a party that provides for revenues to or commitments of any SNG Entity or CIG Entity in an amount greater than $5 million during a calendar year (together with the SEC Contracts, each such contract or agreement being referred to herein as a “Material Contract”).

(c)
To the Contributing Parties’ Knowledge, with respect to each SNG Entity and each CIG Entity (i) each Material Contract to which any such entity is a party is legal, valid, binding, enforceable (assuming the enforceability against the other party or parties thereto), and in full force and effect; (ii) each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) no SNG Entity or CIG Entity is in breach or default of a Material Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by such SNG Entity or CIG Entity, or permit termination, modification, or acceleration, under a Material Contract; and (iv)  no other party is in breach or default, and no event has occurred that with notice, lapse of time or both would constitute a breach or default by such other party, or permit termination, modification or acceleration under a Material Contract, nor has any other party repudiated any provision of a Material Contract; except in the case of clauses (i) - (iv) above, such breaches, defaults or unenforceability as would not, individually or in the aggregate, have a Material Adverse Effect.

3.14  Transactions with Affiliates.

Except as disclosed in the SEC Contracts, Disclosure Schedule 3.14 or in the footnotes to the Financial Statements, no SNG Entity or CIG Entity is party to any agreement, contract or arrangement between such SNG Entity or CIG Entity, on the one hand, and any of the Contributing Parties or any of its Affiliates (other than SNG, CIG, the Partnership or the Operating Company), on the other hand, other than those entered into in the ordinary course of business consistent with past practice on commercially reasonable terms.

3.15  Regulation.

(a)	To the Contributing Parties’ Knowledge, none of the SNG Entities or CIG Entities are subject to regulation under the Investment Company Act of 1940; and

(b)
To the Contributing Parties’ Knowledge,  each SNG Entity  and CIG Entity is in compliance, in all material respects, with (i) all applicable provisions of the Natural Gas Act (the “NGA”) and (ii) all applicable orders and regulations of FERC that pertain to the business or operations of that SNG Entity or CIG Entity.  No approval of FERC is required in connection with execution of this Agreement by the Contributing Parties or the consummation by the Contributing Parties of the transactions contemplated hereby.

3.16  Brokerage Arrangements.

Neither the Contributing Parties nor any of their Affiliates (other than the Partnership Parties) has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Partnership Parties, the CIG Entities or the SNG Entities to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the Contribution Agreement or the transactions contemplated hereby or thereby.

3.17  Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT AND THE CONTRIBUTING PARTIES ANCILLARY DOCUMENTS, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE CONTRIBUTING PARTIES IN THIS AGREEMENT, THE CONTRIBUTING PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING THE TRANSACTIONS CONTEMPLATED HEREBY RELATING TO (A)  THE SNG ENTITIES, THE CIG ENTITIES AND THE VALUE, NATURE, QUALITY OR CONDITION OF THEIR ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS IN OR ON SUCH ASSETS, (B) THE INCOME OR CASH FLOW TO BE DERIVED BY THE SNG ENTITIES, THE CIG ENTITIES OR THEIR ASSETS, OPERATIONS OR BUSINESSES, (C) THE SUITABILITY OF THE SNG ENTITIES’ ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED USING SUCH ASSETS, (D) THE COMPLIANCE OF OR BY THE SNG ENTITIES, THE CIG ENTITIES OR THEIR OPERATIONS WITH ANY LAWS, INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS OR BUSINESSES OF THE SNG ENTITIES OR CIG ENTITIES.  EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE CONTRIBUTING PARTIES ANCILLARY DOCUMENTS, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, NEITHER THE CONTRIBUTING PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE CONTRIBUTING PARTIES, THE SNG ENTITIES, THE CIG ENTITIES OR THEIR ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  THE PROVISIONS OF THIS SECTION 3.17 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONTRIBUTING PARTIES, THE SNG ENTITIES, THE CIG ENTITIES OR THEIR ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

3.18  Employees and Employee Benefits.

     To the Contributing Parties Knowledge:

(a)
No SNG Entity or CIG Entity has any employees.  None of the employees of the Contributing Parties or its Affiliates who provide exclusive or shared services to any SNG Entity or CIG Entity or with respect to their assets (collectively, the “Associated Employees”) are covered by a collective bargaining agreement.  Except as would not result in any liability to any SNG Entity or any CIG Entity, there are no facts or circumstances that have resulted or would result in a claim against any SNG Entity or CIG Entity on behalf of an individual or a class in excess of $250,000 for unlawful discrimination, unpaid overtime or any other violation of state or federal laws relating to employment of the Associated Employees or any claims relating to any liability under ERISA.

(b)
None of the SNG Entities or CIG Entities sponsor, maintain or contribute to, nor do they have any legal or equitable obligation to establish, maintain or contribute to any compensation or benefit plan, agreement, program or policy (whether written or oral, formal or informal) for the benefit of any present or former directors, officers, employees, agents, consultants or other similar representatives, including, but not limited to, any “employee benefit plan” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the foregoing are hereinafter collectively referred to as “Plans”).  All Plans in which Associated Employees participate are sponsored or maintained by any Contributing Party or an Affiliate.

(c)	Each Plan in which Associated Employees participate and which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified.

(d)
Except as could not result in a Material Adverse Effect, each Plan in which Associated Employees participate is and has been maintained in substantial compliance with its terms and the provisions of all applicable laws, including, without limitation, ERISA and the Code.

(e)
Except as could not result in a Material Adverse Effect, neither a Contributing Party nor any entity treated as a single employer with a Contributing Party for purposes of Section 414(b), (c), (m) or (o) of the Code (the “Contributing Parties Aggregated Group”) has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

(f)
Other than any liabilities for which each SNG Entity or each CIG Entity have no responsibility or obligation, neither a Contributing Party nor any member of the Contributing Party Aggregated Group is obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) in respect of which a Contributing Party or any member of the Contributing Party Aggregated Group has or may reasonably be expected to incur any withdrawal liability (as defined in Section 4201 of ERISA) that would result in a Material Adverse Effect.

(g)
Except as would not result in any liability to any SNG Entity or CIG Entity, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment becoming due, result in the acceleration of the time of payment or vesting of any such benefits, result in the incurrence or acceleration of any other obligation related to the Plans or to any employee or former employee of the Contributing Parties or any of its Affiliates or a nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(h)
No member of the Contributing Parties Aggregated Group or any organization to which such member is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

3.19  SEC Reports.

To the Contributing Parties’ Knowledge, since December 31, 2010, (i) SNG and CIG have timely made all filings that such Persons would be required to make by the Exchange Act (“SEC Reports”) if such Persons were subject to such laws, (ii) all filings by SNG and CIG with the SEC, at the time filed complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and (iii) to the Knowledge of the Contributing Parties, no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.20  Capital Contributions.

On or after the Effective Time through the date of this Agreement, none of the Contributing Parties nor any of its subsidiaries have made any Capital Contributions (as such term is defined in the Existing SNG Partnership Agreement or Existing CIG Partnership Agreement) that would be included in the calculation of any Capital Contribution Adjustment Amount, to SNG or CIG, respectively.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE PARTNERSHIP PARTIES

Each of the Partnership Parties hereby represents and warrants to the Contributing Parties as follows:

4.1  Organization and Existence.

The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.  The Operating Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

4.2  Authority and Approval.

(a)
Each of the Partnership Parties has full limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the Partnership Parties have been duly authorized and approved, by all requisite limited partnership action or limited liability company action, as applicable, of each of the Partnership Parties.  This Agreement has been duly executed and delivered by or on behalf of each of the Partnership Parties and constitutes the valid and legally binding obligation of each of them, enforceable against each of the Partnership Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)
Each of the Partnership Parties has full limited partnership or limited liability company power and authority, as applicable, to execute and deliver each Partnership Ancillary Document to which it is a party, to consummate the transactions contemplated thereby and to perform all of the terms and conditions thereof to be performed by it.  The execution and delivery of each of the Partnership Ancillary Documents, the consummation of the transactions contemplated thereby and the performance of all of the terms and conditions thereof to be performed by each of the Partnership Parties which is a party thereto have been duly authorized and approved, by all requisite limited partnership action or limited liability company action, as applicable, of each such party.  When executed and delivered by each of the Partnership Parties party thereto, each Partnership Ancillary Document will constitute a valid and legally binding obligation of each of the Partnership Parties that is a party thereto, enforceable against each such Partnership Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

4.3  No Conflict; Consents.

Except as set forth on Disclosure Schedule 4.3:

(a)
the execution, delivery and performance of this Agreement by the Partnership Parties or the execution, delivery and performance by the Partnership Parties of any of the Partnership Ancillary Documents will not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificate of limited partnership, certificate of formation, limited liability company agreement, agreement of limited partnership or other equivalent governing instruments of any Partnership Party; (ii)  conflict with or violate any provision of any Applicable Law applicable to any Partnership Party; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other agreement or instrument to which any of the Partnership Parties is a party or by which either of them is bound or to which any of their property is subject; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the Partnership Parties’ assets, except in the case of clauses (ii) or (iii), for those items which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; and

(b)
no consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by the Partnership Parties in connection with the execution, delivery, and performance of this Agreement and the Partnership Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate, would not have a Partnership Material Adverse Effect (including such consents, approvals, orders or Permits that are not customarily obtained prior to the Closing) and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing.

4.4  Brokerage Arrangements.

None of the Partnership Parties have entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Contributing Parties, any of its Affiliates (other than the Partnership Parties) or any SNG Entity or CIG Entity to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the Contribution Agreement or the transactions contemplated hereby or thereby.

4.5  Litigation.

There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the Partnership Parties’ Knowledge, threatened that (a) alleges the invalidity or unenforceability of any of the Partnership Parties’ obligations under this Agreement or any of the Partnership Ancillary Documents or (b) seeks to prevent or delay the consummation by the Partnership Parties of the transactions contemplated by this Agreement or any of the Partnership Ancillary Documents; or (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, that (a) alleges the invalidity or unenforceability of any of the Partnership Parties’ obligations under this Agreement or any of the Partnership Ancillary Documents or (b) seeks to prevent or delay the consummation by the Partnership Parties of the transactions contemplated by this Agreement or any of the Partnership Ancillary Documents, except in each case of (i) and (ii) of this Section 4.5, for those items that would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

4.6  Waivers and Disclaimers.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT AND THE PARTNERSHIP ANCILLARY DOCUMENTS, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTNERSHIP PARTIES IN THIS AGREEMENT, THE PARTNERSHIP PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE PARTNERSHIP ANCILLARY DOCUMENTS, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, NEITHER THE PARTNERSHIP PARTIES NOR ANY OF ITS AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PARTNERSHIP PARTIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  THE PROVISIONS OF THIS SECTION 4.6 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PARTNERSHIP PARTIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

ARTICLE 5
ADDITIONAL AGREEMENTS,
COVENANTS, RIGHTS AND OBLIGATIONS

5.1  Operation of SNG Entities and CIG Entities.

Except as provided in this Agreement or the Contributing Parties Ancillary Documents or the Partnership Ancillary Documents or as consented to by the  Parties, during the period from the date of this Agreement through the Closing Date, each  Party shall cause each of the SNG Entities and CIG Entities to (a) conduct its businesses and operations in the usual and ordinary course thereof, consistent with past practices thereof; and (b) use commercially reasonable efforts to preserve, maintain and protect its assets, businesses and operations; provided, however, the  Parties shall not be required to make any payments or enter into any contractual arrangements or understandings to satisfy the foregoing obligations in this Section 5.1 if such payments or contractual arrangements or understandings would be commercially unreasonable.

5.2  Supplemental Disclosure.

As soon as reasonably practical following the Contributing Parties obtaining Knowledge of a relevant disclosure, but in all cases no later than three Business Days prior to Closing, by written notice to the Partnership, the Contributing Parties shall supplement or amend the Disclosure Schedules to this Agreement for matters which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules.  For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 6 have been fulfilled, the Disclosure Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment to the Disclosure Schedules, and if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall not be waived and the Partnership Parties shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

5.3  Access to Books and Records.

The Contributing Parties shall afford the Partnership Parties and their authorized representatives reasonable access during normal business hours to the financial, title, Tax, corporate, partnership and legal materials and operating data and information relating to each of the SNG Entities and the CIG Entities and their assets, operations and business and the Subject Interest and shall furnish to the Partnership Parties such other information as they may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which the Contributing Parties or any of their Affiliates are bound or any Applicable Law.

5.4  Cooperation; Further Assurances.

(a)	The Contributing Parties shall cooperate with the Partnership Parties to assist in identifying all Permits as may be necessary to own the Subject Interest.

(b)
The Contributing Parties and the Partnership Parties shall use their respective commercially reasonable efforts (i) to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement and the Ancillary Documents, and (ii) to ensure that all of the conditions to its respective obligations contained in Sections 6.1 and 6.2, respectively, are satisfied as soon as reasonably practical.  Each of the Parties acknowledges that certain actions may be necessary with respect to the matters and actions contemplated by this Agreement and the Ancillary Documents such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the transactions contemplated hereby, and each agrees to take all appropriate action and to do all things necessary, proper or advisable under Applicable Law to make effective the transactions contemplated by this Agreement and the Ancillary Documents; provided, however, that nothing in this Agreement will require any Party to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement or any Ancillary Document.

5.5  Admission of Partnership as Partner.

In accordance with the Existing SNG Partnership Agreement and with respect to the Subject Interest, the Management Committee of SNG has consented to the admission of the Partnership or its designee as the partner of SNG, with such admissions to be effective contemporaneously with the applicable closing. In accordance with the Existing CIG Partnership Agreement and with respect to the Subject Interest, the Management Committee of CIG has consented to the admission of the Partnership or its designee as the partner of CIG, with such admissions to be effective contemporaneously with the applicable closing.

5.6  Debt Balance.

The Contributing Parties agree to cause:

(a)	the Debt Amount of the SNG Entities to not exceed $1,211 million, as of the Closing Date; and

(b)	the Debt Amount of the CIG Entities to not exceed $653 million, as of the Closing Date.

ARTICLE 6
CONDITIONS TO CLOSING

6.1  Conditions to the Obligation of the Partnership Parties.

The obligations of the Partnership Parties to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Partnership Parties:

(a)
The representations and warranties of the Contributing Parties set forth in this Agreement shall be true and correct in all respects (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import) as of the date of this Agreement and on the Closing Date as if made on such date except for any inaccuracies, violations or breaches that would not, individually or in the aggregate, constitute a Material Adverse Effect.  The Contributing Parties, the CIG Entities and the SNG Entities shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the time of the Closing.  The Contributing Parties, CIG and SNG shall have delivered to the Partnership Parties a certificate, dated as of the Closing Date and signed by an authorized officer on behalf of each of the Contributing Parties, CIG and SNG confirming the foregoing matters set forth in this Section 6.1(a) (the “Contributing Parties Closing Certificate”).

(b)
All material filings, including any registration statements, with, and material consents, approvals, orders and Permits of, any Governmental Authority to be obtained by the Contributing Parties, the CIG Entities or the SNG Entities for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, and all waiting periods with respect to material filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated.

(c)
All material consents of any third party, other than any Governmental Authority and other than as provided in Section 5.5, to be obtained by the Contributing Parties, the CIG Entities or the SNG Entities for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

(d)
No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a Governmental Authority shall have been instituted or threatened challenging or seeking to restrain or prohibit the transactions contemplated hereby.

(e)
The Conflicts Committee shall have received the opinion, in form and substance satisfactory to the Conflicts Committee, of Tudor, Pickering, Holt & Co. Securities, Inc., the financial advisor to the Conflicts Committee, that the transactions contemplated by this Agreement are fair to the Partnership’s public unitholders from a financial point of view.

(f)	Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(g)
The Contributing Parties shall have delivered to the Partnership Parties all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of Section 2.3(b).

6.2  Conditions to the Obligation of the Contributing Parties.

The obligations of the Contributing Parties to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributing Parties:

(a)
The representations and warranties of the Partnership Parties set forth in this Agreement shall be true and correct in all material respects (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Partnership Material Adverse Effect, value or other monetary amounts, or concepts of similar import) as of the date of this Agreement and on the Closing Date as if made on such date, except for representations and warranties that are made as of a specific date or time, which shall be true and correct only as of such specific date or time, except for any inaccuracies, violations or breaches that would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect.  The Partnership Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the time of the Closing.  The Partnership Parties shall have delivered to the Contributing Parties a certificate, dated as of the Closing Date and signed by an authorized officer on behalf of the Partnership Parties confirming the foregoing matters set forth in this Section 6.2(a) (the “Partnership Parties Closing Certificate”).

(b)
All material filings with, and material consents, approvals, orders and Permits of, any Governmental Authority to be obtained by the Partnership Parties for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, and all waiting periods with respect to material filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated.

(c)
All material consents of any Person not a party hereto, other than any Governmental Authority and other than as provided in Section 5.5, to be obtained by the Partnership Parties for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

(d)
No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(e)	Since the date of this Agreement, there shall not have occurred a Partnership Material Adverse Effect.

(f)
The Partnership Parties shall have delivered to the Contributing Parties all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.3(c).

ARTICLE 7
TAX MATTERS

7.1  Liability for Taxes.

(a)
Without duplication from and after the Closing Date,  the Contributing Parties shall be liable for, and shall indemnify and hold the Partnership Parties, the SNG Entities, the CIG Entities and their respective subsidiaries harmless from the Contributing Parties’ Ownership Percentag~~e~~ of any Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes (“Tax Losses”), (i) imposed on or incurred by the SNG Entities or the CIG Entities or their respective assets by reason of Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation which is attributable to the SNG Entities or the CIG Entities or the Contributing Parties having been a member of any consolidated, combined or unitary group for the period prior to and including the Closing Date, (ii) any Tax Losses (other than Tax Losses described in clause (i) above) imposed on or incurred by or with respect to the SNG Entities, the CIG Entities or their assets with respect to the period prior to and including the Closing Date or (iii) attributable to a breach by the Contributing Parties of any representation, warranty or covenant with respect to Taxes in this Agreement.  In addition, the Contributing Parties shall be liable for, and shall indemnify and hold the Partnership Parties, the CIG Entities and their subsidiaries harmless from 14% of any Tax Losses which are imposed on or incurred by the CIG Entities after the Closing Date.

(b)
The Partnership Parties shall be liable for, and shall indemnify and hold the Contributing Parties and their Affiliates harmless from any Tax Losses attributable to a breach by the Partnership Parties of any covenant with respect to Taxes in this Agreement.

(c)
Whenever it is necessary for purposes of this Article 7 to determine the amount of any Taxes imposed on or incurred by the SNG Entities or CIG Entities for a taxable period beginning before and ending after the Closing Date which is allocable to the period prior to and including the Closing Date, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes (which are measured by, or based solely upon capital, debt or a combination of capital and debt), on a per diem basis and, in the case of other Taxes, by assuming that such pre-Closing Date period constitutes a separate taxable period applicable to the SNG Entities or to the CIG Entities and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the period prior to and including the Closing Date ratably on a per diem basis).  Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to the SNG Entities or the CIG Entities shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

(d)
If any of the Partnership Parties or its Affiliates receives a refund of any Taxes that the Contributing Parties are responsible for hereunder, or if the Contributing Parties or their Affiliates receive a refund of any Taxes that any of the Partnership Parties is responsible for hereunder, the party receiving such refund shall, within ninety (90) days after receipt of such refund, remit it to the party who has responsibility for such Taxes hereunder. The Parties shall cooperate in order to take all necessary steps to claim any such refund.

7.2  Tax Returns.

(a)
With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to the SNG Entities, the CIG Entities or their assets, the Contributing Parties shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit (“Tax Items”) required to be included therein, shall cause such Tax Return to be filed timely with the appropriate Taxing Authority, and shall be responsible for the timely payment (and entitled to any refund) of Taxes due with respect to the period covered by such Tax Return.

(b)
With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the SNG Entities or the CIG Entities or their assets, the Contributing Parties shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to the Partnership Parties, shall cause such Tax Return to be filed timely with the appropriate Taxing Authority, and shall be responsible for the timely payment of Taxes due with respect to the period covered by such Tax Return allocable to the period prior to and including the Closing Date.

(c)
Any Tax Return not yet filed for any taxable period that begins before the Closing Date with respect to the assets or operations of the SNG Entities or the CIG Entities shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

7.3  Tax Treatment of Indemnity Payments.

All indemnification payments made under this Agreement, including any payment made under this Article 7, shall be treated as increases or decreases to the Consideration for Tax purposes.

7.4  Transfer Taxes.

The Contributing Parties shall file all necessary Tax Returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”) and shall be liable for and shall timely pay such Transfer Taxes.  If required by Applicable Law, the Partnership Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

7.5  Survival.

Anything to the contrary in this Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the Parties with respect to any Tax matter covered by this Agreement shall survive the Closing and shall not terminate until ninety (90) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling) applicable to such Tax matter.

7.6  Conflict.

In the event of a conflict between the provisions of this Article 7 and any other provisions of this Agreement, the provisions of this Article 7 shall control.

7.7  Tax Characterization of Transaction.

The Parties acknowledge and agree that the transactions contemplated by this Agreement: i) are properly characterized for federal income tax purposes as a sale of the SNG Subject Interest and the CIG Subject Interest by El Paso to the Partnership (the parent of the Operating Company which is an entity that is disregarded from the Partnership for federal tax purposes) in exchange for the Consideration, (ii) will result in the termination of SNG for federal tax purposes pursuant to Section 708(b)(1)(A) of the Code, and (iii) is, with respect to the transfer of SNG, described in and governed by the holding in Situation 1 of Rev. Rul. 99-6.

ARTICLE 8
TERMINATION

8.1  Events of Termination.

This Agreement may be terminated at any time prior to the Closing Date:

(a)	by mutual written consent of the Parties;

(b)
by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing after September 30, 2011, if the Closing has not occurred by such date, provided that as of such date the terminating party is not in default under this Agreement;

(c)
by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing without prejudice to other rights and remedies which the terminating party or its Affiliates may have (provided the terminating party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if (i) the other party has materially failed to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) there is one or more inaccuracies, violations or breaches of the representations or warranties of the other party contained herein and such inaccuracies, violations and breaches would constitute, as applicable, a Material Adverse Effect or a Partnership Material Adverse Effect, as applicable; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the non-defaulting party to cure any breach of this Agreement, if such breach is curable;

(d)
by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing, without liability, if there shall be any non-appealable order, writ, injunction or decree of any Governmental Authority binding on any of the Parties, which prohibits or restrains them from consummating the transactions contemplated hereby, provided that the Parties shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry by any such Governmental Authority;

(e)	by the Contributing Parties if any of the conditions set forth in Section 6.2 have become incapable of fulfillment, and have not been waived in writing by the Contributing Parties; or

(f)	by the Partnership Parties if any of the conditions set forth in Section 6.1 have become incapable of fulfillment, and have not been waived in writing by the Partnership Parties;

8.2  Effect of Termination.

If a party terminates this Agreement as provided in Section 8.1 above, such termination shall be without liability and none of the provisions of this Agreement shall remain effective or enforceable, except for those contained in this Section 8.2 and Article 10.  Notwithstanding and in addition to the foregoing, in the event that this Agreement is terminated pursuant to Section 8.1(c) or if any party is otherwise in breach of this Agreement, such termination shall not relieve any party of any liability for a willful inaccuracy, violation or breach of any representation or warranty of such party or a breach of any covenant or agreement of such party under this Agreement or be deemed a waiver of any available remedy (including specific performance, if available) for any such breach.

ARTICLE 9
INDEMNIFICATION UPON CLOSING

9.1  Indemnification of the Partnership Parties.

Subject to the limitations set forth in this Agreement, the Contributing Parties, from and after the Closing Date, shall indemnify, defend and hold the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees (and the officers, directors and employees of the General Partner but otherwise excluding the Contributing Parties and each of its Affiliates) (the “Partnership Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by any Partnership Indemnified Party as a result of or arising out of (i) any inaccuracy, violation or breach of a representation or warranty of the Contributing Parties in this Agreement or any Contributing Parties Ancillary Document (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import), (ii) any breach of any agreement or covenant on the part of the Contributing Parties made under Section 5.1 of this Agreement or (iii) any breach of any agreement or covenant, other than an agreement or covenant made under Section 5.1 of this Agreement, on the part of the Contributing Parties made under this Agreement or any Contributing Parties Ancillary Document or in connection with the transaction contemplated hereby or thereby.

9.2  Indemnification of the Contributing Parties.

Subject to the limitations set forth in this Agreement, the Partnership Parties shall indemnify, defend and hold the Contributing Parties, its Affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees (the “Contributing Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by the Contributing Indemnified Parties as a result of or arising out of (i) any inaccuracy, violation or breach of a representation or warranty of the Partnership Parties in this Agreement or any Partnership Ancillary Document (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import), or (ii) any breach of any agreement or covenant on the part of the Partnership Parties made under this Agreement or any Partnership Ancillary Document or in connection with the transaction contemplated hereby or thereby.

9.3  Tax Indemnification.

With the exception of any inaccuracy, violation or breach of the representations and warranties of the Contributing Parties contained in Section 3.10, nothing in this Article 9 shall apply to liability with respect to Taxes, the liability with respect to which shall be as set forth in Article 7.

9.4  Survival.

All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Article 3 and Article 4 and in any certificate delivered in connection herewith with respect to any of those representations and warranties, and the covenants and agreements made under Section 5.1, shall terminate and expire at 12:01 a.m., Houston, Texas time, on February 1, 2013, except (a) the representations and warranties of the Contributing Parties set forth in Section 3.10 shall survive until 30 days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling), (b) the representations and warranties of the Contributing Parties set forth in Section 3.11 shall terminate and expire on the third anniversary of the Closing Date, (c) the representations and warranties of the Contributing Parties set forth in Sections 3.1, 3.2, 3.4 and 3.16 shall survive forever and (d) the representations and warranties of the Partnership Parties set forth in Sections 4.1, 4.2, and 4.4 shall survive forever.  After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to Section 9.1(i)-(ii) or Section 9.2(i) by any Person who would have been entitled pursuant to this Article 9 to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that in the case of each representation and warranty that shall terminate and expire as provided in this Section 9.4, no claim presented in writing for indemnification pursuant to this Article 9 on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration.  The indemnification obligations under this Article 9 or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party.  Except as otherwise provided in this Section 9.4, the covenants and agreements entered into pursuant to this Agreement shall survive the Closing.

9.5  Demands.

Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnity involving third party claims being collectively referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a detailed statement of such information respecting any of the foregoing as it shall have and all supporting evidence, including any Damages already incurred and its detailed estimate of any Damages to be incurred in the future.  Such notice shall include a formal demand for indemnification under this Agreement.

If the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against an Indemnity Claim and to make a timely response thereto, the indemnifying party’s indemnity obligation relating to such Indemnity Claim shall be limited to the extent that such failure has actually prejudiced or damaged the indemnifying party with respect to that Indemnity Claim.

9.6  Right to Contest and Defend.

The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within twenty (20) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim.  Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate.  Such contest shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief.  If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party.  If the indemnifying party assumes the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and which would not otherwise adversely affect the indemnified party as reasonably determined by the indemnified party.

Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

9.7  Cooperation.

If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating.  At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

9.8  Right to Participate.

The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

9.9  Payment of Damages.

The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days as and when reasonably specific bills are received or loss, liability, claim, damage or expense is incurred and reasonable evidence thereof is delivered.  In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by (a) all insurance proceeds and any indemnification reimbursement proceeds received from third parties credited to or received by the other party related to the Damages and (b) any Tax benefit to be realized by the indemnified party related to the Damages.

9.10  Limitations on Indemnification.

(a)
To the extent that the Partnership Indemnified Parties are entitled to indemnification for Damages pursuant to Section 9.1(i) and Section 9.1(ii), the Contributing Parties shall be liable only for those Damages that in the aggregate are in excess of 1.0% of the Consideration (the “Deductible Amount”), and then only to the extent of any such excess.  In no event shall the Contributing Parties’ aggregate liability to the Partnership Indemnified Parties under Section 9.1(i) exceed 15% of the Consideration (the “Ceiling Amount”).  Notwithstanding the foregoing, (i) the Deductible Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 3.1, Section 3.2, Section 3.4, Section 3.14 and  Section 3.16 and (ii) the Ceiling Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 3.2, Section 3.3, Section 3.4, and Section 3.16, provided, the Contributing Parties’ aggregate liability for a breach of Section 3.2, Section 3.3, Section 3.4 and Section 3.16 shall not exceed the amount of the Consideration.

(b)
To the extent the Contributing Indemnified Parties are entitled to indemnification for Damages pursuant to Section 9.2(i), the Partnership Parties shall be liable only for those Damages which exceed, in the aggregate, the Deductible Amount, and then only to the extent of any such excess.  In no event shall the Partnership Parties’ aggregate liability to the Contributing Indemnified Parties under Section 9.2(i) exceed the Ceiling Amount.  Notwithstanding the foregoing, (i) the Deductible Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 4.1,  Section 4.2 and Section 4.4 and (ii) the Ceiling Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 4.2, Section 4.3 and Section 4.4 provided, the Partnership Parties’ aggregate liability for a breach of Section 4.2, Section 4.3 and Section 4.4 shall not exceed the amount of the Consideration.

(c)
Additionally, neither the Partnership Parties, on the one hand, nor the Contributing Parties, on the other hand, will be liable as an indemnitor under this Agreement for any consequential, incidental, special, indirect or exemplary damages suffered or incurred by the indemnified party or parties.

(d)
The Parties agree that any indemnification or payment obligation of the Contributing Parties under Section 9.1(i) (to the extent relating to an inaccuracy, violation or breach of a representation or warranty in Section 3.1(b), Section 3.4(c) (as applicable), or Sections 3.5 through 3.15, or Sections 3.18 through 3.20) relating to Damages suffered or incurred by the Partnership Indemnified Parties, attributable to any SNG Entity, any CIG Entity or their assets, businesses or operations shall be limited to the Partnership Parties’ proportionate share of the total (100%) Damages attributable to any such inaccuracy, violation or breach, which proportionate share shall be equal to 15% and 28%, respectively.  The Parties agree that the Contributing Parties are jointly and severally liable for any indemnification or payment obligation pursuant to this Article 9 of the Contributing Parties relating to Damages suffered or incurred by the Partnership Indemnified Parties.

9.11  Sole Remedy.

Should the Closing occur, no party shall have liability under this Agreement, any of the Ancillary Documents or the transactions contemplated hereby or thereby except as is provided in Article 7 or this Article 9 (other than claims or causes of action arising from fraud, and exclusive of claims under applicable securities laws).

ARTICLE 10
MISCELLANEOUS

10.1  Expenses.

Except as otherwise provided herein and regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

10.2  Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or by telecopier, as follows:

If to the Contributing Parties, addressed to:

El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas  77002
Attention:  General Counsel
Telecopy:  (713) 420-5043

If to the Partnership Parties, addressed to:

El Paso Pipeline Partners, LLC
c/o El Paso Pipeline GP Company, L.L.C.
El Paso Building
1001 Louisiana Street
Houston, Texas  77002
Attention:  General Counsel
Telecopy:  (713) 420-5043

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas  77002
Attention:  J. Vincent Kendrick
Telecopy:  (713) 236-0822

Notice given by personal delivery or courier service shall be effective upon actual receipt.  Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

10.3  Governing Law.

This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to the Texas conflicts of law principles.

10.4  Public Statements.

The Parties shall consult with each other and no party shall issue any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by Applicable Law or stock exchange regulations.

10.5  Entire Agreement; Amendments and Waivers.

(a)
This Agreement and the Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.  Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth herein and in the Ancillary Documents.

(b)
No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.6  Conflicting Provisions.

This Agreement and the other Ancillary Documents, read as a whole, set forth the Parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement.  In the Agreement and the Ancillary Documents, and as between them, specific provisions prevail over general provisions.  In the event of a conflict between this Agreement and the Ancillary Documents, this Agreement shall control.

10.7  Binding Effect and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of each other party.  Notwithstanding anything in this Section 10.7, any Party may (without seeking the consent of the other Parties) transfer or otherwise alienate any of its rights, title, interest or obligations under this Agreement in connection with (i) a transfer to an Affiliate which remains an Affiliate, (ii) the granting of a pledge, mortgage, hypothecation, lien or other security interest, (iii) the foreclosure (judicial or non-judicial) or other settlement or rearrangement pursuant to or in connection with any transfer made pursuant to (ii) above, (iv) a transfer in connection with the sale of all or substantially all of the assets of such Party, if applicable, or (v) a merger, consolidation, share exchange or other form of statutory reorganization with another Person if such Party is the sole surviving Person.  Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

10.8  Severability.

If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Partnership Parties and the Contributing Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

10.9  Interpretation.

It is expressly agreed by the Parties that neither this Agreement nor any of the Ancillary Documents shall be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement, any Ancillary Document or any provision hereof or thereof or who supplied the form of this Agreement or any of the Ancillary Documents.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10  Headings and Disclosure Schedules.

The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Disclosure Schedules and the Exhibits referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, the Disclosure Schedules and such Exhibits are incorporated in the definition of “Agreement.”

10.11  Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12  Action by Partnership Parties.

With respect to any action, notice, consent, approval or waiver that is required to be taken or given or that may be taken or given by the Partnership Parties prior to the Closing Date, such action, notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Partnership Parties.

10.13  Limitation on Recourse.

Except as otherwise expressly provided to contrary in the last clause of this sentence, each of the Parties agree that the payment and performance of any obligations of a party hereto shall be the obligations of party only and none of the other Parties shall have any claim against or recourse to (whether by operation of law or otherwise) any shareholder, member or partner of such Party in respect of the obligations of such Party; provided that nothing in this Section shall limit or impair the rights of the Parties to enforce their any rights against such shareholder, member or partner set forth in this Agreement.

*  *  *  *  *

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EL PASO CORPORATION

By:	/s/ D. Mark Leland
Name:	D. Mark Leland
Title:	Executive Vice President

EL PASO SNG HOLDING COMPANY, L.L.C.

By:	/s/ Rosa P. Jackson
Name:	Rosa P. Jackson
Title:	Vice President and Controller

EPPP SNG GP HOLDINGS, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

SOUTHERN NATURAL GAS COMPANY

By:	/s/ Rosa P. Jackson
Name:	Rosa P. Jackson
Title:	Vice President and Controller

EL PASO NORIC INVESTMENTS III, L.L.C.

By:	/s/ Rosa P. Jackson
Name:	Rosa P. Jackson
Title:	Vice President and Controller

COLORADO INTERSTATE GAS COMPANY

By:	/s/ Rosa P. Jackson
Name:	Rosa P. Jackson
Title:	Vice President and Controller

EPPP CIG GP HOLDINGS, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EL PASO PIPELINE PARTNERS, L.P.

By: El Paso Pipeline GP Company, L.L.C., its general partner

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

DISCLOSURE SCHEDULES

to

CONTRIBUTION AGREEMENT

BY AND AMONG

EL PASO CORPORATION

EL PASO SNG HOLDING COMPANY, L.L.C.

EPPP SNG GP HOLDINGS, L.L.C.

SOUTHERN NATURAL GAS COMPANY
EL PASO NORIC INVESTMENTS III, L.L.C.

COLORADO INTERSTATE GAS COMPANY

EPPP CIG GP HOLDINGS, L.L.C.

EL PASO PIPELINE PARTNERS, L.P.

AND

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

dated June 29, 2011

These Disclosure Schedules are being provided in connection with the Contribution Agreement (the “Agreement”) among El Paso Corporation, El Paso SNG Holding Company, L.L.C., Southern Natural Gas Company, EPPP SNG GP Holdings, L.L.C., El Paso Noric Investments III, L.L.C., Colorado Interstate Gas Company, EPPP CIG GP Holdings, L.L.C., El Paso Pipeline Partners, L.P. and El Paso Pipeline Partners Operating Company, L.L.C., dated as of June 29, 2011 (the “Execution Date”).  Capitalized terms used in these Disclosure Schedules but not defined herein have the meanings given to such terms in the Agreement.  Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the Agreement to be reflected herein.  Such additional matters not required by the Agreement are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The inclusion of information in these Disclosure Schedules (1) shall not be construed as an admission of liability with respect to the matters covered by the information and (2) shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligations thereunder, including being used as a basis for interpreting the terms “material” or “Material Adverse Effect” or any similar qualifications in this Agreement.  Any matter or item disclosed on these Disclosure Schedules shall not be deemed to be material (whether singularly or in the aggregate) or deemed to give rise to circumstances which may result in a Material Adverse Effect solely by reason of it being so disclosed herein.  Nothing in these Disclosure Schedules is intended nor shall be construed to expand the scope of any representations or warranties contained in Article 3 or Article 4 of the Agreement.  The disclosures set forth in these Disclosure Schedules shall be deemed to include and incorporate by reference the matters that are disclosed in any of the Partnership’s or SNG’s filings with the SEC since May 9, 2011, including the Financial Statements and SEC Contracts (collectively, “SEC Documents”).  As a result, it shall mean that any matter disclosed in an SEC Document need not be disclosed herein in order to constitute an exception to the representations and warranties set forth in the Agreement. The disclosure of any fact or item in the Agreement, any Ancillary Documents or any schedule herein shall, should the existence of such fact or item be relevant to any other provision of this Agreement, any Ancillary Documents or these Disclosure Schedules, be deemed to be disclosed with respect to that other provision or schedule to which it reasonably relates on its face notwithstanding the omission of any reference or cross-reference thereto.  Where a particular document is identified or referred to in these Disclosure Schedules, the full contents of the document are deemed to be disclosed.  The information about contracts, agreements or documents listed herein is for identification purposes and is not intended to summarize the terms of such contracts or agreements.  Reference should be made to the contracts or agreements themselves for a complete description of their terms.  The Parties will be deemed to be aware of, and the contents of and all matters referred to in the documents listed, disclosed or included in these Disclosure Schedules will be deemed to have been disclosed to the Parties.  Headings and captions in these Disclosure Schedules are for convenience of reference only and in no way modify, affect, or are to be considered in construing or interpreting any information provided herein.

The representations and warranties set forth in Article 3 or Article 4 of the Agreement have been made by the applicable Parties solely for the benefit of the other Parties to the Agreement and:

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate,

•	are qualified by the disclosures set forth in these Disclosure Schedules as provided for in the Agreement, which disclosures are not reflected in the Agreement, and

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors.

Schedule 3.4(a)

Capitalization; Title to Subject Interest

1.	Pledge Agreement between Southern Natural Gas Company and Union Bank, N.A., dated as of May 11, 2009

2.
EEC Letter Agreement dated December 19, 2005; Southern Natural Gas Company -10% Class A Units in Elba Express Company L.L.C. – Fourth Amended and Restated Limited Liability Company Agreement of Elba Express Company, L.L.C., dated May 11, 2009

Schedule 3.8

Litigation; Laws and Regulations

A.   Litigation/Claims

BOEM Royalty Claim.  Potential reimbursement obligation associated with take-or-pay contract settlements reached in the late 1980s with Total.

Louisiana Crawfish Producers Association West v. Amerada Hess, et al.  Louisiana State District Court.

Lloyds Litigation.  Alabama state court action. SNG is the plaintiff in this case.

Other Litigation.  Southern Natural Gas Company (“SNG”) and Colorado Interstate Gas Company (“CIG”) are involved in other litigation that arise in the ordinary course of business, none of which would have a Material Adverse Effect as defined in this Agreement, including without limitation commercial disputes, various condemnation lawsuits associated with expansion projects, property tax cases, escheat matters, landowner disputes and collection matters.

B.   FERC Regulatory Proceedings – The following proceedings are pending before the Federal Energy Regulatory Commission (“FERC”) or on appeal from the FERC:

MOPS Abandonment (CP10-82).  Proposal to abandon non-contiguous facilities that are jointly owned by Northern Natural, SNG and FGT. Application has been protested by producers in the area that oppose the abandonment. FERC issued an order on April 21, 2011, which denied the proposed abandonment.  Rehearing pending.

EC23 Abandonment (CP11-14).  Proposal to abandon facilities that are jointly owned by SNG and Columbia Transmission Company, and transportation service through such facilities.
CIG 2011 Rate Case (RP11-2107, RP06-397).  2006 CIG rate case settlement required new general rate case filing to be effective no later than December 1, 2011.  A pre-filing settlement was filed on May 12, 2011. No adverse comments were filed by the May 24 Comment Date set by FERC and thus the settlement is uncontested. The settlement is currently pending before the Commission for approval.

CIG Abandonment of Natural Buttes Compressor Station (AC10-22).  Rehearing of FERC’s denial of CIG’s proposed Technical Obsolescence accounting method related to the abandonment and sale of Natural Buttes.  During the pendency of the request, CIG will apply the Vintage Rate methodology.

SNG and CIG are regulated by the FERC and are involved in other regulatory proceedings that arise in the ordinary course of business, including without limitation less material tariff filings, smaller expansion projects, reporting and accounting requirements, and audits.  The recourse rates and negotiated rates that SNG and CIG may charge are subject to the jurisdiction of the FERC.  Under its current settlement agreement in Docket No. RP09-427, SNG is permitted to file a rate case to be effective no earlier than September 1, 2012 and is required to file a rate case to be effective no later than September 1, 2013.

C.   PHMSA Proceedings

PHMSA Audit and NOPV.  Pipeline and Hazardous Materials Safety Administration (“PHMSA”) issued a Notice of Probable Violation, Proposed Civil Penalty and Proposed Compliance Order (“Notice”) to El Paso Pipeline Group.

PHMSA CAOs – PHMSA has issued Corrective Action Orders (CAOs) directing SNG to take certain corrective actions with respect to failures on:  1) 24-inch North Main Loop line near Heflin, AL, 2) 24-inch North Main Line near the Louisville, MS Compressor Station, and 3) 20-inch line  near Toca, LA.

D.   Other Matters

CIG Latigo Storage Fire. December 2010 fire at one of 31 wells at CIG’s Latigo Storage Field, near Byers, Colorado.

Schedule 3.10

Taxes

Colorado Interstate Gas Company

Federal Income Tax

•	2007-08, is under audit.

Southern Natural Gas Company

Alabama Income Tax

•
2002-2007, the Department of Revenue sent a notice of proposed assessment for 2002 – 2006, which the Company protested.  The issue relates to the correct amount of net operating loss carryover flowing out of a consolidated return year (2001) into nexus consolidated years. In addition, the Company has filed refund claims for these same years.

Alabama Sales Tax

•	2006-2009, is under audit.

Georgia Income Tax

•	2002-2005, the Department of Revenue sent a notice of proposed assessment and interest. The Company filed a protest.

Louisiana Income Tax.

•	1997-2001, the Department of Revenue sent a notice of proposed tax due, interest and penalties. The Company filed a protest.

•	2002-2006, the Department of Revenue sent draft work papers reflecting an assessment of additional taxes and interest. The Company filed a protest.

Louisiana Franchise Tax

•	1998-2002, the Department of Revenue sent a notice of proposed tax due, interest and penalties. The Company filed a protest.

•	2003-2007, the Department of Revenue sent draft work papers reflecting an assessment of tax and interest. The Company filed a protest.

Louisiana Natural Gas Franchise Tax

•	2005-2007, is under audit.

Louisiana Sales Tax

•	Taxable period undetermined (Jackson Parish), is under audit.

•	2001-2005 (Jefferson Parish), received preliminary no change work papers.

•	2001-2005 (LaFourche Parish), received preliminary no change work papers.

•	Taxable period undetermined (St. Charles Parish), is under audit.

•	2001-2005 (St. Charles Parish), received preliminary no change work papers.

•	2001-2005 (Terrebonne Parish), received preliminary no change work papers.

•	2001-2005 (Vernon Parish), received preliminary no change work papers.

•	2005 – 2009 (Plaquemine Parish), is under audit.

•	2005 – 2009 (St. Bernard Parish), is under audit.

Mississippi Income Tax

•	2001-2003, the Department of Revenue sent draft work papers reflecting an assessment. The Company filed a protest.

Mississippi Sales Tax

•	2002-2004, is under audit.

Federal Income Tax

•	2007-08, is under audit.

Schedule 3.11

Environmental Matters

A.           Remediation Projects - SNG

General Background.  SNG and CIG are subject to federal, state and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. At March 31, 2011, SNG had no accrual for our environmental matters, and CIG had approximately $10 million for expected remediation costs and associated onsite, offsite and groundwater technical studies and for related environmental legal costs; however, we estimate that our exposure could be as high as $33 million. The accrual includes $6 million for environmental contingencies related to properties we previously owned.

CERCLA Restitution Notice (EPA).  SNG was named as potentially responsible party (PRP) under a previous settlement entered into with the EPA in 1999 relating to the Port Refinery Superfund Site in Rye Brook, New York.

Sandy Hook Site.  Remediation activities are ongoing along pipeline site formerly owned by SNG.

Iron Bowl Site.  We received a No Further Action letter from the State of Alabama.  The monitor wells have been plugged and abandoned.  We are working with the landowner on deed restrictions requested by the State.

CIG PCB Soils. Based on further investigation, it was determined additional soil remediation will be required at ten stations.  The estimated cost for the work increased the environmental reserve by $1.2 million bringing the total to $2.2 million.

Table Rock.  Remediation activities are ongoing at the Table Rock Processing Plant formerly owned by CIG, along with an adjacent site that is owned by CIG.

Bivins Compressor Station.  Remediation activities are ongoing at the Bivins Compressor Station formerly owned by CIG.

Sanford Site.  Further investigation is being performed to determine the extent of the free phase hydrocarbons and impacted groundwater in the central portion of the site owned by CIG.

Mocane Facilities. Remediation by monitoring natural attenuation is ongoing at the compressor station site owned by CIG, along with a neighboring site sold by CIG to a third party.

Panhandle Gathering System.  Remediation activities are ongoing with regard to various sites along the Panhandle Gathering System that was formerly owned by CIG.

Morton County Station.  A 2010 investigation indicated chromium impacted groundwater has gone off site to the east.  An investigation is planned to determine the extent of the off-site impacts at the Morton County Station owned and operated by CIG.

Rawlins Station.  A soil investigation is underway to identify a continuing source of groundwater contamination at the Rawlins Station and Processing Plant owned and operated by CIG.

Fort Morgan Storage Field.  Monitoring and mitigation activities are ongoing at the Fort Morgan Storage Field owned and operated by CIG.

B.           Compliance Matters – SNG and CIG

Notice of Violation, Albany, Georgia Compressor Station.  SNG received a notice of violation (NoV) from the Georgia Environmental Protection Division (GEPD) in April 2011 for excessive excursions identified in the second semiannual report for 2010 resulting from operating T5 temperature and horsepower parameters outside the permitted range for the Solar Turbine (Unit 3).  A performance test was conducted in January 2011 to expand the permitted horsepower range for this emission unit and the test report has been reviewed and approved by the agency.  Following the test, no additional excursions are anticipated and therefore no additional enforcement action will be initiated.

Notice of Violation, Wrens, Georgia Compressor Station.  On April 4, 2011, GEPD issued a NoV to SNG concerning a failed RICE MACT compliance test conducted on compressor engine No. 3  in December 2010 at SNG’s Wrens, Georgia compressor station.  A signed consent order and $1000 payment of the proposed fine was submitted to GEPD.  No further enforcement action is anticipated.  We have to update EPD on the steps we are undertaking to prevent a failed MACT test in the future as noted in our NoV response.  The update is due in six months from the April 21, 2011 NoV response.

Notice of Violation, SNG Bear Creek Storage Facility, Louisiana. On June 1, 2011, SNG received a NoV from the Louisiana Department of Environmental Quality (LDEQ) concerning SNG’s Bear Creek Storage Facility.  In the NOV, LDEQ alleges that the permitted annual throughput and the volatile organic compound emission limit were exceeded for one of six condensate tanks at the facility.

Fort Morgan Storage Field Administrative Order on Consent. The Colorado Oil and Gas Conservation Commission (COGCC) issued two Notices of Alleged Violations (NOAV) associated with a contractor’s improper disposal of wastes generated at Storage wells #3 and #6.  As of May 2011, the COGCC has not pursued enforcement subsequent to CIG’s response.  This matter is not considered a significant enforcement risk.

Air Compliance Capital Expenditures. We expect to make capital expenditures for environmental matters of approximately $9 million in the aggregate for 2011 through 2015, primarily, to be expended from 2010 to 2013 associated with the impact of the EPA rule related to emissions of hazardous air pollutants from reciprocating internal combustion engines. Our engines that are subject to the regulations have to be in compliance by October 2013.

Schedule 3.12

Licenses; Permits

The following projects are in various stages of permitting:

SNG

Southeast Supply Header (SESH) (CP09-40, et al.) – Joint certificate application of SESH and SNG pipeline expansion – Phase II – project.  The Phase II Expansion Project involves the addition of new compressor engines at two existing compressor stations which will increase the total capacity of the jointly-owned SESH pipeline from 1,140,000 MMBtu/d to 1,500,000 MMBtu/d.  The expansion was placed in service June 1, 2011 and will increase SNG’s share of the capacity to 500,000 MMcf/d.

South System III Expansion (CP09-36) – Expansion of SNG pipeline system to serve Southern Company’s plant McDonough that is being constructed in Atlanta, Georgia. The project is to be built in three phases for a total Southern Company contract quantity equal to 375 MMcf/d. The first phase of the project has been placed into service. Phase II was placed in service on June 1, 2011.

Pipeline Integrity (Coupled Pipe) (CP10-36) – Replacement and/or abandonment of certain segments of SNG’s North Main and North Main Loop lines west of its Louisville, Mississippi Compressor Station. FERC approval was received on April 7, 2010.

CIG

Spruce Hill Air Blending Project.  CIG filed its Section 7(c) application for its Spruce Hill Air Blending Project.  Located in Douglas County, Colorado, the Project consists of a new electric air compressor station to compress up to 50 MDth/day and the related new Spruce Hill Gas Quality Control Surcharge.  FERC issued the certificate order on March 17, 2011.  CIG filed its requisite implementation plans, with the FERC issuing its Notice to Proceed with construction on April 26, 2011.  Project construction commenced on May 12, 2011, and CIG anticipates in In-Service Date of November 1, 2011.

Desert Springs Compressor Station Project.  CIG filed its Prior Notice Request to abandon, by removal, the Desert Springs Compressor Station located in Sweetwater County, Wyoming.  Receiving no protests to this Project, CIG’s authorization to abandon the facility will be effective on June 21, 2011.

Lakin Compressor Station Project.  On April 11, 2011, CIG filed a Section 7(b) application with the FERC to abandon six compressor units at its Lakin Compressor Station in Kearny County, Kansas.  FERC issued its order authorizing the abandonment on May 26, 2011.

Schedule 3.13

Contracts

1.	SNG and Shoreline Southeast LLC, Purchase and Sale Agreement for the sale of certain pipeline ownership interests (South Diamond – Lake Washington Line dated March 29, 2011.

2.	SNG and Southern Company Services, First Amendment to the Amended and Restated Precedent Agreement, dated April 1, 2011.

3.	SNG and Leaf River Energy Center, LLC, Firm Storage Service Agreement dated March 18, 2011.

Schedule 3.14

Transaction with Affiliates

SNG

1.	Management Services Agreement by and between Southern Natural Gas Company and Elba Express Company, LLC dated November 1, 2007

2.	Joint Ownership Agreement between SNG and EEC dated May 11, 2009 with Joinder Instruments from Carolina Gas Transmissions Corporation and Magnolia Enterprise Holdings, Inc

3.	Pipeline Balancing Agreement dated March 27, 2009, between Southern Natural Gas Company and Elba Express Company, LLC

4.	Pipeline Balancing Agreement dated September 1, 2001 between Southern Natural Gas Company and SLNG.

5.	Management Services Agreement by and between Southern Natural Gas Company and Southern LNG, Inc. dated November 1, 2007

6.	Master Services Agreement dated November 1, 2007

7.	Construction, Installation, Operation, and Maintenance Agreement for the Interconnections and Tie-In of Elba Express Company, LLC and Southern Natural Gas Company dated April 24, 2009

8.	Management Services Agreement dated November 1, 2007, by and between Southern Natural Gas Company and Bear Creek Storage Company

9.	Management Services Agreement dated November 1, 2007, by and between Southern Natural Gas Company and Southern Gulf LNG Company, LLC

10.	Service Agreement, dated as of July 25, 2009, by and between Southern Natural Gas Company and Bear Creek Storage Company.

11.
Bear Creek Storage Company, Operating Agreement dated February 10, 2010, by and between Tennessee Gas Pipeline Company and Southern Natural Gas Company showing Southern Natural Gas Company as Operator.

12.	Interconnection Agreement dated September 8, 2010 relating to a new interconnection between SNG and TGP at Bienville, LA (executed November 2010).

CIG

1.
Interconnect Agreement (Ruby 26, for the Emerald Springs Meter Station), Operational Balancing Agreement (No. 54002000), and Data Sharing Agreement (Ruby 28), all effective June 30, 2010, by and between Colorado Interstate Gas Company and Ruby Pipeline, L.L.C.  (No.46007)

2.	Consent and Agreement, dated July 7, 2010, between and among Colorado Interstate Gas Company, Ruby Pipeline, L.L.C., and Deutsche Bank Trust Company Americas. (No.46007-1)

EXHIBIT A

Form of Contribution, Conveyance and Assumption Agreement

 (See attached.)

EXHIBIT A

CONTRIBUTION, CONVEYANCE

AND ASSUMPTION AGREEMENT

BY AND AMONG

EL PASO PIPELINE PARTNERS, L.P.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

EL PASO SNG HOLDING COMPANY, L.L.C.

EPPP SNG GP HOLDINGS, L.L.C.

SOUTHERN NATURAL GAS COMPANY

EL PASO NORIC INVESTMENTS III, L.L.C.

COLORADO INTERSTATE GAS COMPANY

EPPP CIG GP HOLDINGS, L.L.C.

EL PASO CNG COMPANY, L.L.C.

AND

EL PASO CORPORATION

June 29, 2011

RECITALS

ARTICLE 1 DEFINITIONS

ARTICLE 2 TRANSFER, CONTRIBUTIONS AND ACKNOWLEDGMENTS

Section	2.1	Transfer by EP SNG of the SNG Subject Interest to El Paso	3
Section	2.2	Transfer by EP Noric of the CIG Subject Interest to EP CNG	4
Section	2.3	Transfer by EP CNG of the CIG Subject Interest to El Paso	4
Section	2.4	Contribution by the Operating Company of the Subject Interest to EPPP CIG	4
Section	2.5	Payment of the Consideration	4

ARTICLE 3 FURTHER ASSURANCES

Section	3.1	Further Assurances	4
Section	3.2	Other Assurances	4

ARTICLE 4 CLOSING TIME

ARTICLE 5 MISCELLANEOUS

Section	5.1	Order of Completion of Transactions	5
Section	5.2	Headings; References; Interpretation	5
Section	5.3	Successors and Assigns	5
Section	5.4	No Third Party Rights	5
Section	5.5	Counterparts	6
Section	5.6	Governing Law	6
Section	5.7	Severability	6
Section	5.8	Amendment or Modification	6
Section	5.9	Integration	6
Section	5.10	Deed; Bill of Sale; Assignment	6

CONTRIBUTION, CONVEYANCE

AND ASSUMPTION AGREEMENT

    This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of June 29, 2011, is entered into by and among El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of the Partnership (the “Operating Company”),  El Paso SNG Holding Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso Corporation (“EP SNG”), EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Partnership (“EPPP SNG”), Southern Natural Gas Company, a Delaware general partnership (“SNG”), El Paso Noric Investments III, L.L.C., a Delaware limited liability company and indirect wholly-owned subsidiary of El Paso Corporation (“EP Noric”), Colorado Interstate Gas Company, a Delaware general partnership, (“CIG”), EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Partnership (“EPPP CIG”), El Paso CNG Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso Corporation (“EP CNG”) and El Paso Corporation, a Delaware corporation (“El Paso”).  The parties to this Agreement are collectively referred to herein as the “Parties.”  El Paso, EP Noric, EP CNG and EP SNG are referred to herein collectively as the “Contributing Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS

    WHEREAS, the Contributing Parties desire to transfer to the Partnership a 15% general partner interest in SNG (the “SNG Subject Interest”) and a 28% general partner interest in CIG (the “CIG Subject Interest” and, together with the SNG Subject Interest, the “Subject Interest”) pursuant to the terms of the Contribution Agreement (as defined below) and this Agreement; and

    WHEREAS, EP SNG owns a 15% general partner interest in SNG and EPPP SNG owns an 85% general partner interest in SNG; and

    WHEREAS,  EP Noric owns a 42% general partner interest in CIG and EPPP CIG owns a 58% general partner interest in CIG; and

    WHEREAS, after giving effect to the completion of the contribution of the Subject Interest referred to above pursuant to the terms of this Agreement and the Contribution Agreement (as defined below), EPPP SNG will own an 85% general partner interest in SNG, EP Noric will own a 14% general partner interest in CIG and EPPP CIG will own a 15% general partner interest in SNG and an 86% general partner interest in CIG; and

    WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the Partnership, the Operating Company, EP SNG, EPPP SNG, SNG, EP Noric, EPPP CIG, CIG and El Paso entered into that certain Contribution Agreement (the “Contribution Agreement”), dated June 29, 2011, pursuant to which the Partnership agreed to acquire the Subject Interest from the Contributing Parties for aggregate consideration of $745 million (as may be adjusted pursuant to the Contribution Agreement) (the “Consideration”).

    WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following shall occur:

1. EP SNG will transfer the SNG Subject Interest to El Paso.

2. EP Noric will transfer the CIG Subject Interest to EP CNG.

3. EP CNG will transfer the CIG Subject Interest to El Paso.

4. El Paso will transfer the Subject Interest to the Operating Company.

5. The Operating Company will contribute the Subject Interest to EPPP CIG.

6. The general partnership agreements of CIG and SNG will be amended to the extent necessary to reflect the matters and transactions mentioned in this Agreement.

    NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
DEFINITIONS

    Section 1.1  The following capitalized terms shall have the meanings given below.

(a) “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

(b) “CIG” has the meaning assigned to such term in the first paragraph of this Agreement.

(c) “CIG Subject Interest” has the meaning assigned to such term in the recitals.

(d) “Consideration” has the meaning assigned to such term in the recitals.

(e) “Closing” has the meaning assigned to such term in the recitals.

(f) “Closing Date” has the meaning assigned to such term in the Contribution Agreement.

(g) “Closing Time” shall mean 9:00 a.m. Houston, Texas time on the Closing Date.

(h)  “Contributing Parties” has the meaning assigned to such term in the first paragraph of this Agreement.

2
EXHIBIT A

(i) “Contribution Agreement” has the meaning assigned to such term in the recitals.

(j)  “El Paso” has the meaning assigned to such term in the first paragraph of this Agreement.

(k)  “EP CNG” has the meaning assigned to such term in the first paragraph of this Agreement.

(l) “EP Noric” has the meaning assigned to such term in the first paragraph of this Agreement.

(m) “EP SNG” has the meaning assigned to such term in the first paragraph of this Agreement.

(n) “EPPP CIG” has the meaning assigned to such term in the first paragraph of this Agreement.

(o)  “EPPP SNG” has the meaning assigned to such term in the first paragraph of this Agreement.

(p) “Operating Company” has the meaning assigned to such term in the first paragraph of this Agreement.

(q) “Parties” has the meaning assigned to such term in the first paragraph of this Agreement.

(r) “Partnership” has the meaning assigned to such term in the first paragraph of this Agreement.

(s) “SNG” has the meaning assigned to such term in the first paragraph of this Agreement.

(t) “SNG Subject Interest” has the meaning assigned to such term in the recitals.

(u) “Subject Interest” has the meaning assigned to such term in the recitals.

ARTICLE 2
TRANSFER, CONTRIBUTIONS AND ACKNOWLEDGMENTS

   Section 2.1 Transfer by EP SNG of the SNG Subject Interest to El Paso. EP SNG hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to El Paso, its successors and assigns, for its and their own use forever, all right, title and interest in and to the SNG Subject Interest, and El Paso hereby accepts such SNG Subject Interest from EP SNG.

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EXHIBIT A

   Section 2.2 Transfer by EP Noric of the CIG Subject Interest to EP CNG.  EP Noric hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EP CNG, its successors and assigns, for its and their own use forever, all right, title and interest in and to the CIG Subject Interest, and EP CNG hereby accepts such CIG Subject Interest from EP Noric.

   Section 2.3 Transfer by EP CNG of the CIG Subject Interest to El Paso.  EP CNG hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to El Paso, its successors and assigns, for its and their own use forever, all right, title and interest in and to the CIG Subject Interest, and El Paso hereby accepts such CIG Subject Interest from EP CNG.

   Section 2.4 Transfer by El Paso of the Subject Interest to the Operating Company.  El Paso hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Operating Company, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and the Operating Company hereby accepts such Subject Interest from El Paso.

   Section 2.5 Contribution by the Operating Company of the Subject Interest to EPPP CIG. The Operating Company hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EPPP CIG, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and EPPP CIG hereby accepts such Subject Interest from the Operating Company.

   Section 2.6 Payment of the Consideration. The Parties acknowledge that the Operating Company has paid the Consideration to El Paso. El Paso hereby acknowledges receipt of the Consideration.

ARTICLE 3
FURTHER ASSURANCES

    Section 3.1 Further Assurances.  From time to time after the Closing Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

    Section 3.2 Other Assurances.  From time to time after the Closing Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.  It is the express intent of the Parties that the Partnership or its subsidiaries own the Subject Interest that is identified in this Agreement.

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EXHIBIT A

ARTICLE 4
CLOSING TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Closing Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 5, without further action by any Party hereto.

ARTICLE 5
MISCELLANEOUS

    Section 5.1 Order of Completion of Transactions.  The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Closing Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.

    Section 5.2 Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

    Section 5.3 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

    Section 5.4 No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

5
EXHIBIT A

    Section 5.5 Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

    Section 5.6 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

    Section 5.7 Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

    Section 5.8 Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.

    Section 5.9 Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

    Section 5.10 Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature pages follow]

6
EXHIBIT A

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its general partner

By:
Name:
Title:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

EL PASO SNG HOLDING COMPANY, L.L.C.

By:
Name:
Title:

EPPP SNG GP HOLDINGS, L.L.C.

By:
Name:
Title:

[Signature page to Contribution, Conveyance and Assumption Agreement]

SOUTHERN NATURAL GAS COMPANY

By:
Name:
Title:

EL PASO NORIC INVESTMENTS III, L.L.C.

By:
Name:
Title:

COLORADO INTERSTATE GAS COMPANY

By:
Name:
Title:

EPPP CIG GP HOLDINGS, L.L.C.

By:
Name:
Title:

EL PASO CORPORATION

By:
Name:
Title:

EL PASO CNG COMPANY, L.L.C.

By:
Name:
Title:

[Signature page to Contribution, Conveyance and Assumption Agreement]

EXHIBIT B

Form of Certificate of Non-Foreign Status

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by El Paso Corporation (“El Paso”), the undersigned hereby certifies as follows:

1.
El Paso is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation (as those terms are defined in the Internal Revenue Code of 1986, as amended and the Treasury regulations thereunder);

2.	El Paso is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.	El Paso’s taxpayer identifying number is 76-0568816; and

4.	El Paso’s office address is 1001 Louisiana Street, Houston, Texas 77002.

El Paso understands that this certification may be disclosed to the Internal Revenue Service by the buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document on behalf of El Paso.

EL PASO CORPORATION

By:
Name:
Title: